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                                                                   Exhibit 23(a)

                          CONSENT OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS
GETCHELL GOLD CORPORATION

We consent to incorporation by reference in the registration statement on Form S-8 of Getchell Gold Corporation, relating to the 1998 Stock Option Plan for Outside Directors and the 1996 Long Term Equity Incentive Plan, of our report dated February 12, 1998, relating to the consolidated balance sheets of Getchell Gold Corporation and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1997 and 1996, the six months ended December 31, 1995 and the year ended June 30, 1995, which report appears in the December 31, 1997 annual report on Form 10-K of Getchell Gold Corporation.

                                       /s/ KPMG Peat Marwick LLP

                                       KPMG PEAT MARWICK LLP

Denver, Colorado
October 12, 1998